Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction and Description of the Transactions
On August 6, 2026, Dream Finders Homes, Inc., a Texas corporation (the “Company” or “Dream Finders”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bulldogs Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Beazer Homes USA, Inc., a Delaware corporation (“Beazer”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into Beazer, with Beazer surviving as a wholly owned subsidiary of the Company (the “Merger” or the “Beazer Acquisition”).
Under the terms of the Merger Agreement, each share of common stock, par value $0.001 per share, of Beazer issued and outstanding immediately prior to the effective time of the Merger (other than cancelled or converted shares and dissenting shares) will be converted into the right to receive $33.50 per Beazer share in cash.
The Merger Agreement provides that:
-Stock options will be cancelled and settled in cash based on the intrinsic value of the award (if any), with options that are out-of-the-money cancelled without consideration.
-Restricted stock awards (“RSAs”) will generally be cancelled and converted into cash based on the merger consideration. Performance-based restricted stock awards will be cancelled and settled in cash based on the merger consideration, with performance conditions for uncompleted performance periods deemed achieved at target levels.
-Performance-based cash awards will be cancelled and settled in cash, with performance conditions for uncompleted performance periods deemed achieved at target levels.
The Beazer Acquisition, including the repayment of Beazer indebtedness and payment of transaction expenses, was funded with proceeds from the following transactions:
-On September 14, 2026, the Company sold 225,000 shares of newly designated Series B Convertible Preferred Stock at a first closing for an aggregate purchase price of $225.0 million, of which $154.3 million was used to redeem its existing Series A Convertible Preferred Stock.
-On October 20, 2026, the Company sold an additional 450,000 shares of its existing Series B Convertible Preferred Stock at a second closing for an aggregate purchase price of $450.0 million.
-On October 20, 2026, the Company received $572.1 million of net land banking capital proceeds from Millrose Properties (NYSE: MRP) and/or its affiliates which is acquiring Beazer homesites under option from the Company in connection with the Merger.
The remainder was paid from available cash on hand and borrowings under the Company’s existing revolving credit facility.
On October 9, 2026, the Company partially exercised an accordion feature under its existing credit facility increasing the aggregate commitments under the revolving credit facility to $1.7 billion. The pro forma borrowing base for the combined Company after the Merger was $1.7 billion as of October 20, 2026.
The Beazer Acquisition was accounted for by applying the guidance under Accounting Standards Codification 805, Business Combinations (“ASC 805”). In accordance with ASC 805, the acquired assets and liabilities will be recorded by the Company at estimated fair values at the closing date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill.
The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments upon the completion of the Merger will differ from the pro forma adjustments, and it is possible the differences may be material.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which includes adjustments for the following:
-certain reclassifications to conform Beazer historical financial statement presentation to Dream Finders historical financial statement presentation;
-transaction adjustments to reflect purchase accounting under ASC 805;
-financing adjustments associated with acquisition-related debt financing, preferred equity issuance and land bank financing arrangements; and
-non-recurring transaction costs in connection with the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2026
(USD in Thousands)

	As of June 30, 2026	As of June 30, 2026					As of June 30, 2026
	Dream Finders Homes, Inc. (Historical) - USD	Beazer Homes USA, Inc. (Historical) - USD Adjusted (Note 2)	Merger Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined for Merger and Financing Adjustments
ASSETS
Cash and cash equivalents	$203,494	$124,641	$(1,575,402)	3B	$322,963	3P	$88,333
			(57,409)	3E	225,000	3Q
			683,000	3I	(154,275)	3Q
			(44,000)	3J	450,000	3Q
			(30,804)	3M	(16,875)	3R
			(42,000)	3O
Restricted Cash	50,272	3,418	—		—		53,690
Accounts receivable	29,533	96,621	—		—		126,154
Inventories	2,327,779	2,141,470	(92,000)	3C	—		3,581,315
			(794,000)	3I	—
			(1,934)	3L	—
Lot deposits	501,755	228,000	44,000	3J	—		773,755
Mortgage loans held for sale	198,131	—	—		—		198,131
Other assets	249,562	299,224	(31,159)	3B	—		527,849
			40,000	3D	—
			5,069	3F	—
			(3,374)	3K	—
			(31,473)	3N
Investments in unconsolidated entities	21,783	—	—		—		21,783
Goodwill	377,361	11,376	(1,146,990)	3A	—		421,314
			1,606,561	3B	—
			92,000	3C	—
			(40,000)	3D	—
			(690,000)	3G	—
			12,270	3H	—
			111,000	3I	—
			14,263	3K	—
			31,473	3N
			42,000	3O
Total	3,959,670	2,904,750	(1,898,909)		826,813		5,792,324
Total assets	$3,959,670	$2,904,750	$(1,898,909)		$826,813		$5,792,324

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2026
(USD in Thousands)

	As of June 30, 2026	As of June 30, 2026					As of June 30, 2026
	Dream Finders Homes, Inc. (Historical) - USD	Beazer Homes USA, Inc. (Historical) - USD Adjusted (Note 2)	Merger Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined for Merger and Financing Adjustments
LIABILITIES
Accounts payable	$156,114	$177,337	$—		$—		$333,451
Accrued liabilities	280,118	149,982	—		—		430,100
Customer deposits	94,459	21,309	—		—		115,768
Revolving credit facilities and other borrowings	1,037,986	420,020	(340,000)	3G	322,963	3P	1,440,969
Senior unsecured notes, net	592,342	989,112	(8,200)	3E	—		1,246,413
			(350,000)	3G	—
			12,270	3H	—
			10,889	3K	—
Mortgage warehouse facilities	186,785	—	—		—		186,785
Total	2,347,804	1,757,760	(675,041)		322,963		3,753,486
Total liabilities	$2,347,804	$1,757,760	$(675,041)		$322,963		$3,753,486

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2026
(USD in Thousands)

	As of June 30, 2026	As of June 30, 2026					As of June 30, 2026
	Dream Finders Homes, Inc. (Historical) - USD	Beazer Homes USA, Inc. (Historical) - USD Adjusted (Note 2)	Merger Transaction Accounting Adjustments	Notes	Financing Transaction Accounting Adjustments	Notes	Pro Forma Combined for Merger and Financing Adjustments
EQUITY
Shareholder’s equity
Redeemable preferred stock	$148,500	$—	$—		$225,000	3Q	$658,125
			—		(148,500)	3Q
			—		450,000	3Q
			—		(16,875)	3R
Redeemable noncontrolling interest	29,539	—	—		—		29,539
Class A common stock	374	—	—		—		374
Class B common stock	577	—	—		—		577
Preferred stock	—	—	—		—		—
Common stock	—	27	(27)	3A	—		—
Accumulated other comprehensive income	1,407	—	—		—		1,407
Additional paid-in capital	304,205	760,918	(760,918)	3A	(5,775)	3Q	298,430
Retained earnings	1,208,177	386,045	(386,045)	3A	—		1,131,299
			(49,209)	3E	—
			5,069	3F	—
			(1,934)	3L	—
			(30,804)	3M	—
Treasury stock	(82,837)	—	—		—		(82,837)
Total Shareholder’s equity	1,609,942	1,146,990	(1,223,868)		503,850		2,036,914
Noncontrolling interest
Noncontrolling interests	1,924	—	—		—		1,924
Total non-controlling interest	1,924	—	—		—		1,924
Total equity	1,611,866	1,146,990	(1,223,868)		503,850		2,038,838
Total liabilities and equity	$3,959,670	$2,904,750	$(1,898,909)		$826,813		$5,792,324

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Six Months ended June 30, 2026
(USD in Thousands)

	For the Six Months ended June 30, 2026	For the Six Months ended June 30, 2026			For the Six Months ended June 30, 2026
	Dream Finders Homes, Inc. (Historical) - USD	Beazer Homes USA, Inc. (Historical) - USD Adjusted (Note 2)	Merger Transaction Accounting Adjustments	Notes	Pro Forma Combined for Merger Adjustments
Homebuilding	$1,843,803	$923,737	$(4,247)	4B	$2,763,293
Financial services	107,460	2,415	—		$109,875
Total revenues	1,951,263	926,152	(4,247)		$2,873,168
Homebuilding cost of sales	1,579,425	807,772	(3,288)	4B	$2,371,221
			(12,688)	4H
Financial services expense	87,950	653	—		$88,603
Selling, general and administrative expenses	239,343	147,291	5,000	4A	$388,046
			(3,588)	4C
Income from unconsolidated entities	(378)	—	—		$(378)
Contingent consideration revaluation	—	—	—		$—
Other (income) expense, net	(10,729)	(528)	—		$(11,257)
Income before taxes	55,652	(29,036)	10,317		$36,933
Income tax (expense) benefit	(14,248)	23,905	(580)	4G	$9,077
Net income	41,404	(5,131)	9,737		$46,010
Net (income) loss attributable to noncontrolling interests	(427)	—	—		$(427)
Net income attributable to Dream Finders Homes, Inc.	40,977	(5,131)	9,737		$45,583
Earnings per share
Basic	$0.37	$—	$—		$0.06
Diluted	$0.37	$—	$—		$0.06
Weighted-average number of shares
Basic	91,657,686	—	—		91,657,686
Diluted	91,883,564	—	—		91,883,564

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
For the Year ended December 31, 2025
(USD in Thousands)

	For the Year ended December 31, 2025	For the Year ended September 30, 2025			For the Year ended December 31, 2025
	Dream Finders Homes, Inc. (Historical) - USD	Beazer Homes USA, Inc. (Historical) - USD Adjusted (Note 2)	Merger Transaction Accounting Adjustments	Notes	Pro Forma Combined for Merger Adjustments
Homebuilding	$4,145,347	$2,365,934	$(3,391)	4B	$ 6,507,890
Financial services	177,501	5,621	—		183,122
Total revenues	4,322,848	2,371,555	(3,391)		6,691,012
Homebuilding cost of sales	3,423,354	2,040,599	(2,416)	4B	5436162
			(25,375)	4H
Financial services expense	144,727	1,640	—		146,367
Selling, general and administrative expenses	485,213	290,565	10,000	4A	858,299
			(7,338)	4C
			49,055	4D
			30,804	4E
Income for unconsolidated entities	(417)	—	—		(417)
Contingent consideration revaluation	(9,820)	—	—		(9,820)
Other (income) expense, net	(4,311)	(2,099)	(5,069)	4F	(11,479)
Income before taxes	284,102	40,850	(53,052)		271,900
Income tax expense	(66,698)	4,738	(7,352)	4G	(69,312)
Net income	217,404	45,588	(60,404)		202,588
Net (income) loss attributable to noncontrolling interests	(207)	—	—		(207)
Net income attributable to Dream Finders Homes, Inc.	$217,197	$45,588	$(60,404)		202381
Earnings per share
Basic	$2.19	$—	$—		1.30
Diluted	$2.14	$—	$—		1.20
Weighted-average number of shares					—
Basic	93,106,397	—	—		93,106,397
Diluted	101,296,630	—	—		101,296,630

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the transaction accounting adjustments and financing adjustments directly attributable to the Merger that are expected to have a continuing impact on the combined company.
The unaudited pro forma combined balance sheet as of June 30, 2026 is presented to reflect the Merger as if it had occurred on June 30, 2026.  The unaudited pro forma combined statement of operations for the six months ended June 30, 2026 and the year ended December 31, 2025 gives pro forma effect to the Beazer Acquisition, as if the Merger had been completed on January 1, 2025.
The unaudited pro forma condensed combined financial information has been derived from the following historical financial information:
Dream Finders Homes, Inc.
•Unaudited condensed consolidated balance sheet as of June 30, 2026
•Unaudited condensed consolidated statement of operations for the six months ended June 30, 2026
•Audited consolidated statement of operations for the fiscal year ending December 31, 2025
Beazer Homes USA, Inc.
•Unaudited condensed consolidated balance sheet as of June 30, 2026
•Unaudited condensed consolidated statement of operations for the nine months ended June 30, 2026 and condensed consolidated statement of operations for the three months ended December 31, 2025 – see note below for further information on how Beazer’s unaudited pro forma condensed combined financial information for the six months ended June 30, 2026 was derived
•Audited consolidated statement of operations for the fiscal year ending September 30, 2025
For the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, Dream Finders reports on a fiscal year ending December 31, while Beazer historically reported on a fiscal year ending September 30. Since the fiscal year-ends differ by not more than 93 days, consistent with Article 11, Dream Finders combined Beazer’s statement of operations for the year-ended September 30, 2025 with Dream Finders statement of operations for the year-ended December 31, 2025.
In order to derive the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, Beazer’s results of operations for the period October 1, 2025 through December 31, 2025 have been removed from Beazer’s unaudited consolidated statement of operations for the nine months ended June 30, 2026.
Beazer’s revenue for the period from October 1, 2025 through December 31, 2025 was approximately $363.5 million, and its net loss for the same period was approximately $32.6 million. During this excluded period, Beazer continued its normal homebuilding, land development and financing operations. Management has not identified any unusual or non-recurring transactions occurring during the period that would be necessary to understand the unaudited pro forma condensed combined financial information. Refer to Note 2.1 below for the calculation of Beazer’s statement of operations for the six-month period from January 1, 2026 through June 30, 2026.
Note 2. Accounting Policy and Reclassification Adjustments
During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Beazer’s financial information to identify differences in accounting policies compared to those of Dream Finders and differences in financial statement presentation compared to the presentation of Dream Finders. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, Dream Finders is not aware of any other material differences. However, Dream Finders will continue to perform its detailed review of Beazer’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of Dream Finders and Beazer that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2026 (USD in Thousands)

	Beazer Homes USA, Inc.
Dream Finders Homes, Inc.	Line item presentation	Historical	Reclassification Adjustments	Notes	Historical - Adjusted
Assets
Current assets
Cash and cash equivalents	Cash and cash equivalents	$124,641	$		$124,641
Restricted Cash	Restricted Cash	3,418			3,418
Accounts receivable	Accounts receivable	96,621			96,621
Inventories	Inventory	2,369,470	(228,000)	2A	2,141,470
Lot deposits		—	228,000	2A	228,000
Mortgage loans held for sale		—	—		—
Other assets	Other assets	45,890	253,334	2B	299,224
Investments in unconsolidated entities		—			—
Goodwill	Goodwill	11,376			11,376
	Income tax receivable	2,309	(2,309)	2B	—
	Deferred tax assets, net	166,191	(166,191)	2B	—
	Property and equipment, net	55,262	(55,262)	2B	—
	Operating lease right of use asset	29,572	(29,572)	2B	—
Total Assets		$2,904,750	$—		$2,904,750
Liabilities
Accounts payable	Trade accounts payable	$177,337	$		$177,337
Accrued liabilities		—	149,982	2C, 2E	149,982
Customer deposits		—	21,309	2C	21,309
Revolving credit facilities and other borrowings		—	420,020	2D	420,020
Senior unsecured notes, net		—	989,112	2D	989,112
Mortgage warehouse facilities		—			—
	Operating lease liabilities	26,345	(26,345)	2E	—
	Other liabilities	144,946	(144,946)	2C	—
	Total debt	1,409,132	(1,409,132)	2D	—
Total liabilities		$1,757,760	$—		$1,757,760
Commitments and contingencies
Mezzanine equity
Redeemable preferred stock
Redeemable noncontrolling interest		$	$		$—
Equity
Class A common stock
Class B common stock					—
	Preferred stock
	Common stock	27	—		27
Accumulated other comprehensive income					—
Additional paid in capital	Paid in capital	760,918			760,918
Retained earnings	Retained earnings	386,045			386,045
Treasury stock
Total Dream Finders Homes, Inc. stockholders’ equity
Noncontrolling interests
Total equity		1,146,990	—		1,146,990
Total liabilities, mezzanine equity and equity		$2,904,750	$—		$2,904,750

2A - Reclassifications of $228.0 million of deposits on lot option agreements from Inventory to Lot deposits
2B – Reclassifications of $253.3 million from Income tax receivable; Deferred tax assets, net; Property and equipment, net; and Operating lease right of use asset to Other assets
2C – Reclassifications from Other liabilities:
-$123.6 million consisting of accrued compensation and benefits, accrued interest, litigation accruals, warranty reserves, obligations related to land not owned under option agreements and other liabilities to Accrued liabilities
-$21.3 million of customer deposits to Customer deposits
2D – Reclassifications from Total debt:
-$80.0 million of junior subordinated notes and $340.0 million of senior unsecured revolving credit facility to Revolving credit facilities and other borrowings
-$989.1 million of total senior notes to Senior unsecured notes, net
2E – Reclassification of $26.3 million from Operating lease liabilities to Accrued liabilities

Unaudited Pro Forma Condensed Combined Statement of Operations
For the period January 1, 2026 to June 30, 2026 (USD in Thousands)

	Beazer Homes USA, Inc.
Dream Finders Homes, Inc.	Line Item Presentation	Historical	Reclassification Adjustments	Notes	Historical - Adjusted
Revenues
Homebuilding	Total revenue	$926,152	$(2,415)	2AA	$923,737
Financial services			2,415	2AA	2,415
Total revenues		926,152	—		926,152
Homebuilding cost of sales			807,772	2BB, 2CC, 2DD	807,772
Financial services expense			653	2BB	653
	Home construction and land sales expenses	807,714	(807,714)	2BB	—
	Inventory impairments and abandonments	3,637	(3,637)	2CC	—
Selling, general and administrative expenses			147,291	2BB, 2EE, 2FF	147,291
Income for unconsolidated entities					—
Contingent consideration revaluation					—
Other (income) expense, net			(528)	2BB, 2GG, 2HH	(528)
	Commissions	30,546	(30,546)	2DD	—
	General and administrative expenses	105,580	(105,580)	2EE	—
	Depreciation and amortization	9,008	(9,008)	2FF	—
	Loss on extinguishment of debt, net	668	(668)	2GG	—
	Other income, net	(1,965)	1,965	2HH	—
Income before taxes		(29,036)	—		(29,036)
Income tax expense	Benefit from income taxes	(23,905)	—		(23,905)
Net income		(5,131)	—		(5,131)
Net (income) loss attributable to noncontrolling interests
Net income attributable to Dream Finders Homes, Inc		$(5,131)	$—		$(5,131)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the period October 1, 2024 to September 30, 2025 (USD in Thousands)

	Beazer Homes USA, Inc.
Dream Finders Homes, Inc.	Line Item Presentation	Historical	Reclassification Adjustments	Notes	Historical - Adjusted
Revenues
Homebuilding	Total revenue	$2,371,555	$(5,621)	2AA	$2,365,934
Financial services			5,621	2AA	5,621
Total revenues		2,371,555	—		2,371,555
Homebuilding cost of sales			2,040,599	2BB, 2CC, 2DD	2,040,599
Financial services expense			1,640	2BB,	1,640
	Home construction and land sales expenses	2,021,082	(2,021,082)	2BB	—
	Inventory impairments and abandonments	12,959	(12,959)	2CC	—
Selling, general and administrative expenses			290,565	2BB, 2CC, 2EE, 2FF	290,565
Income for unconsolidated entities					—
Contingent consideration revaluation					—
Other (income) expense, net			(2,099)	2BB, 2HH	(2,099)
	Commissions	76,911	(76,911)	2DD	—
	General and administrative expenses	204,830	(204,830)	2EE	—
	Depreciation and amortization	19,168	(19,168)	2FF	—
	Loss on extinguishment of debt, net	—	—		—
	Other income, net	(4,245)	4,245	2HH	—
					—
					—
Income before taxes		40,850	—		40,850
Income tax expense	Benefit from income taxes	(4,738)	—		(4,738)
Net income		45,588	—		45,588
Net (income) loss attributable to noncontrolling interests
Net income attributable to Dream Finders Homes, Inc		$45,588	$—		$45,588

2AA – Reclassification from total revenue:
-$2.4 million of Total revenue to Financial Services for the six months ended June 30, 2026
-$5.6 million of Total revenue to Financial Services for the year ended December 31, 2025
2BB - Reclassification from Home construction and land sales expenses:
-$773.6 million to Homebuilding cost of sales for the six months ended June 30, 2026
-$1,952.3 million to Homebuilding cost of sales for the year ended December 31, 2025
-$0.7 million to Financial services expense for the six months ended June 30, 2026
-$1.6 million to Financial services expense for the year ended December 31, 2025
-$33.0 million of Indirect costs, $1.5 million of Forward mortgage commitment costs, and ($1.8 million) of Forward commitment costs to Selling, general and administrative expenses for the six months ended June 30, 2026
-$67.7 million Indirect costs, $2.1 million of Forward mortgage commitment costs and ($4.8 million) of Forward commitment costs to Selling, general and administrative expenses for the year ended December 31, 2025
-$0.8 million of litigation expense to Other (income) expense, net for the six months ended June 30, 2026
-$2.1 million of litigation expense to Other (income) expense, net for the year ended December 31, 2025
2CC – Reclassification from inventory impairments and abandonments:
-$3.6 million to Homebuilding cost of sales for the six months ended June 30, 2026
-$11.4 million to Homebuilding cost of sales for the year ended December 31, 2025
-$1.6 million to Selling, general and administrative expenses for the year ended December 31, 2025
2DD – Reclassification from commissions:
-$30.5 million to Homebuilding cost of sales for the six months ended June 30, 2026
-$76.9 million to Homebuilding cost of sales for the year ended December 31, 2025
2EE – Reclassification from G&A expense:
-$105.6 million to Selling, general and administrative expenses for the six months ended June 30, 2026
-$204.8 million to Selling, general and administrative expenses for the year ended December 31, 2025
2FF – Reclassification from D&A:
-$9.0 million to Selling, general and administrative expenses for the six months ended June 30, 2026
-$19.2 million to Selling, general and administrative expenses for the year ended December 31, 2025
2GG – Reclassification from Loss on extinguishment of debt, net
-$0.7 million to Other (income) expense, net for the six months ended June 30, 2026
2HH – Reclassification from other income, net
-($2.0 million) to Other (income) expense, net for the six months ended June 30, 2026
-($4.2 million) to Other (income) expense, net for the year ended December 31, 2025

Note 2.1. Interim Statement of Operations for Beazer for the Period January 1, 2026 to June 30, 2026
The table below provides the calculation to derive the unaudited statement of operations for Beazer for the six months ended June 30, 2026. The historical results of Beazer for the nine months ended June 30, 2026, have been adjusted to remove the results attributable to operations for the three month period October 1, 2025 through December 31, 2025. This adjustment is made to present Beazer’s results for the six-month period ended June 30, 2026, to align with the interim period presented for Dream Finders as shown below:

Beazer’s interim statement of operations for the period January 1, 2026 to June 30, 2026 (USD in Thousands)

	Nine Months Ended June 30, 2026	Three Months Ended December 31, 2025	For the period January 1, 2026 to June 30, 2026
BEAZER HOMES USA, INC.	[A]	[B]	[C]=[A]-[B]
Total revenue	$1,289,643	$363,491	$926,152
Home construction and land sales expenses	1,131,631	323,917	807,714
Inventory impairments and abandonments	6,007	2,370	3,637
Gross profit	152,005	37,204	114,801
Commissions	42,562	12,016	30,546
General and administrative expenses	158,569	52,989	105,580
Depreciation and amortization	13,050	4,042	9,008
Operating (loss) income	(62,176)	(31,843)	(30,333)
Loss on extinguishment of debt, net	(668)	—	(668)
Other income, net	2,743	778	1,965
(Loss) income before income taxes	(60,101)	(31,065)	(29,036)
Expense (Benefit) from income taxes	(22,373)	1,532	(23,905)
Net (loss) income	$(37,728)	$(32,597)	$(5,131)
Note 3: Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026 are detailed below:
Merger Transaction Accounting Adjustments
(3A) Represents the elimination of Beazer’s historical stockholders’ equity balances as of the acquisition date.
(3B) Represents the preliminary estimated purchase consideration of approximately $1.6 billion for the Beazer Acquisition. The purchase consideration includes (i) $854.2 million of cash consideration payable to Beazer common stockholders, (ii) $31.2 million related to the pre-merger portion of equity awards and performance cash awards, consisting of approximately $11.3 million of restricted stock awards, $6.4 million of performance stock awards, $13.2 million of performance cash awards and $0.3 million of stock options, (iii) $31.2 million representing the fair value of Dream Finders’ previously held equity investment in Beazer, and (iv) $690.0 million of Beazer indebtedness repaid in connection with the Beazer Acquisition. The estimated purchase consideration forms the basis for the preliminary allocation of consideration to the identifiable assets acquired and liabilities assumed in accordance with ASC 805.
The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Beazer based on Beazer’s June 30, 2026 balance sheet, with the excess recorded as goodwill. Refer to note 3I below for details on the land banking arrangement.
The preliminary purchase accounting adjustments are based on management’s preliminary estimates and assumptions, including limited valuation procedures and available information as of the date of preparation of the pro forma financial information, to allocate the consideration transferred to the identifiable assets acquired and liabilities assumed, including intangible assets and inventory. The final allocation of the consideration transferred will be completed after the Company finalizes its detailed valuations during the measurement period, which will not exceed one year from the acquisition date. As a result, the final allocation may differ materially from the preliminary amounts presented herein, and such differences could result in changes to the amounts assigned to goodwill and could have a material impact on future depreciation and amortization expense in the combined company’s results of operations.

PPA allocation
(USD in thousands)	Carrying value as of June 30, 2026
Cash and cash equivalents[1]	$721,641
Restricted Cash	3,418
Accounts receivable	96,621
Inventories	1,255,470
Lot deposits	272,000
Other assets	304,377
Total Assets	$2,653,527
Accounts payable	177,337
Accrued liabilities	149,982
Customer deposits	21,309
Revolving credit facilities and other borrowings	80,020
Senior unsecured notes, net	662,271
Total Liabilities	$1,090,919
Net assets acquired (a)	$1,562,608
Estimated purchase consideration (b)	1,606,561
Estimated goodwill (b) - (a)	$43,953
1 - Cash and cash equivalents include net cash proceeds of $639.0 million associated with the land banking arrangement with Millrose Properties received by Beazer at closing from the sale of land assets.
(3C) Reflects the preliminary estimated asset fair value adjustment to the inventory acquired in the Beazer Acquisition. The fair value of inventory is subject to change as Dream Finders finalizes various estimates, inputs and analyses.
(3D) Represents the preliminary estimated asset fair value adjustment to the identifiable intangible assets acquired in the Beazer Acquisition, primarily consisting of brand names. The fair value of intangibles is subject to change as Dream Finders finalizes various estimates, inputs and analyses.

(USD in thousands)	Estimated useful Life (in years)	Preliminary estimated FV	Amortization expense for the year ended December 31, 2025	Amortization expense for the six months ended June 30, 2026
Brand names	4	$40,000	$10,000	$5,000
Fair value was estimated using a market benchmarking approach based on observed intangible asset values and useful lives from comparable transactions within the homebuilding industry.
(3E) Represents payment of estimated direct and incremental transaction costs incurred by Dream Finders in connection with the Beazer Acquisition, including advisory, financing, legal, accounting, valuation and other professional fees. Dream Finders expensed $49.06 million of these costs in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 and capitalized $8.2 million pertaining to a consent solicitation fee paid to Beazer’s bondholders to facilitate the assumption and refinancing of outstanding debt.
(3F) Represents the remeasurement of Dream Finders’ previously held equity interest in Beazer to fair value as of the acquisition date. The adjustment reflects the difference between Beazer’s acquisition-date fair value of $33.50 per share and its June 30, 2026 share price of $28.05 per share, applied to the 930,128 shares held by Dream Finders immediately prior to the Beazer Acquisition, resulting in a fair value step-up of approximately $5.1 million.
(3G) Represents the write-off of Beazer’s existing indebtedness paid off on the acquisition date for $340.0 million of revolving credit facilities and other borrowings and $350.0 million of 2029 senior unsecured notes respectively.
(3H) Represents the adjustment to record Beazer’s 7.500% Senior Notes due 2031 and 8.000% Senior Notes due 2032 at their estimated acquisition-date fair values in accordance with ASC 805.

(3I) Represents the sale of certain acquired land assets to Millrose Properties pursuant to the committed $800.0 million Land Bank Facility entered into in connection with the Beazer Acquisition. The adjustment reflects the transfer of land with a carrying value of approximately $794.0 million in exchange for cash proceeds of approximately $683.0 million and the recognition of related lot deposits of approximately $44.0 million, as noted in Note 3J below, resulting in net cash proceeds of approximately $639.0 million. The difference between the carrying value of the land transferred and the net proceeds received has been reflected as an adjustment to goodwill.
(3J) Represents the recognition of lot deposits of $44 million associated with land sold to Millrose Properties in connection with the land banking transaction noted immediately above.
(3K) Represents the write-off of unamortized debt issuance costs of $14.3 million related to Beazer Homes USA, Inc.’s existing debt arrangements. The adjustment removes the remaining carrying value of these costs in connection with the Beazer Acquisition and related financing activities.
(3L) Represents the elimination of unrealized profit associated with historical intercompany lot sales between Dream Finders and Beazer prior to the Beazer Acquisition. The adjustment removes the profit embedded in the carrying value of inventory of $1.9 million.
(3M) Represents the settlement of stock-based compensation awards of $30.8 million identified by management that contain double-trigger vesting provisions and that are therefore treated as post-combination compensation arrangements under ASC 805.
(3N) Represents a $31.5 million adjustment to deferred tax assets primarily as a result of the pro forma adjustments for assets acquired and liabilities assumed - specifically, relative to fair market value adjustments to assets and an adjustment to the acquired deferred tax asset for Goodwill which resets as a result of the Merger. These estimates are preliminary as adjustments to our deferred taxes could change due to further refinement of our statutory income tax rates used to measure our deferred taxes, changes in judgment regarding realizability of assets, and changes in the estimates of the fair values of assets acquired and liabilities assumed that may occur in conjunction with the closing of the Merger. These changes in estimates could be material.
(3O) Represents cash payment associated with the estimated sell side advisory fees.
Financing Adjustments
(3P) Represents additional borrowings of approximately $323.0 million under Dream Finders’ existing unsecured revolving credit facility to partially fund the Beazer Acquisition.
(3Q) Represents the issuance of $225.0 million and $450.0 million of Series B Convertible Preferred Stock, issued at a 2.5% original issue discount. $154.3 million of the proceeds were used to redeem $148.5 million of existing Series A Convertible Preferred Stock, resulting in a $5.8 million adjustment to additional paid-in capital. The remaining proceeds, including $450.0 million from the second closing, were retained for general corporate purposes and to fund a portion of the Beazer Acquisition consideration. The Series B Convertible Preferred Stock is presented as redeemable preferred stock within mezzanine equity.
(3R) Represents the payment of $16.9 million of original issuance discount in connection with the issuance of $225.0 million and $450.0 million of convertible preferred equity financing by Dream Finders as noted immediately above. The Company has elected to recognize changes in the redemption value of the Series B Convertible Preferred stock only when redemption becomes probable. Because redemption is not currently probable, no accretion has been reflected in the unaudited pro forma condensed combined financial information.
Note 4: Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the six months ended June 30, 2026, to give effect to the Beazer Acquisition and related financing transactions as if they had occurred on January 1, 2025. The adjustments reflect the corresponding impacts of the transaction accounting adjustments and financing adjustments recorded in the unaudited pro forma condensed combined balance sheet.
(4A) The adjustment represents the straight-line amortization expense associated with the preliminary fair value of identifiable intangible assets acquired. The amortization expense was calculated based on the estimated fair values and useful lives of the acquired intangible assets as noted in Note 3D above.

(4B) Represents the elimination of intercompany land sale transactions between Dream Finders and Beazer recognized during the periods presented. The adjustment removes the related intercompany revenue and corresponding cost of sales associated with such transactions, as the sales would not be reflected in the consolidated results of operations following the Beazer Acquisition. The adjustment assumes that the underlying lots acquired from the intercompany transactions remained unsold to third parties during the periods presented and, therefore, the related profit remained unrealized within consolidated inventory.
(4C) Reflects the reversal of historical stock-based compensation expense recorded by Beazer related to outstanding stock options and restricted stock awards of $3.6 million and $7.3 million for the six months ended June 30, 2026 and twelve months ended September 30, 2025 respectively. The adjustment eliminates the compensation expense previously recognized in Beazer’s financial statements for the periods presented, as these awards are settled upon acquisition..
(4D) Represents the income statement impact of the acquisition-related transaction costs incurred by Dream Finders in connection with the Beazer Acquisition, as noted in Note 3E above. The adjustment reflects transaction costs that are directly attributable to the Beazer Acquisition and are not expected to have a continuing impact on the combined company’s results of operations. The adjustment excludes the $8.2 million of consent solicitation fees capitalized as debt issuance costs, as described in Note 3E, and any transaction costs paid as of June 30, 2026.
(4E) As noted in Note 3M above, certain equity awards that were settled as part of the Beazer Acquisition contained double-trigger vesting provisions and are therefore accounted for as post-combination compensation arrangements under ASC 805. Accordingly, the related compensation cost is excluded from purchase consideration and recognized as compensation expense following the Beazer Acquisition. The adjustment reflects the recognition of the associated compensation expense in the first reporting period subsequent to the acquisition date for $30.8 million.
(4F) As noted in 3F above, Dream Finders’ previously held equity interest in Beazer is remeasured to its acquisition-date fair value. The adjustment reflects the resulting gain of $5.1 million recognized in earnings attributable to the increase in the fair value of Dream Finders’ existing investment from Beazer’s June 30, 2026 market price to the value implied by the merger consideration.
(4G) Represents the estimated income tax effect of the pro forma adjustments described above. The income tax impact is calculated using the combined company’s estimated statutory tax rates applicable to each period presented. The adjustment has been determined using an estimated blended tax rate of 24.45% for the year ended December 31, 2025 and for the six months ended June 30, 2026.
(4H) Reflects reduction in cost of sales on capitalized interest, calculated at 7.25%, associated with $350.0 million less debt on a combined pro forma company basis.
Note 5. Earnings Per Share
Basic pro forma Earnings Per Share (“EPS”) is calculated using pro forma net income (loss) available to common stockholders of Dream Finders divided by the weighted-average number of common shares outstanding during the period. Diluted pro forma EPS is calculated using pro forma net income (loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period, adjusted for the effect of potentially dilutive securities.
The pro forma EPS calculation reflects the impact of the Beazer Acquisition and related financing transactions as if such transactions had occurred on January 1, 2025. The pro forma EPS computation also reflects the impact of the Series B Convertible Preferred Stock as part of the transaction financing.
Pursuant to the terms of the Series B Convertible Preferred Stock, conversion of such stock following the expiration of the non-conversion period is based on the average closing price of Dream Finders’ Class A common stock over the applicable measurement period, subject to a conversion discount and floor price provisions.

The following table presents the computation of pro forma basic and diluted EPS:

(USD in thousands, except per share data and number of shares)	For the year ended December 31, 2025	For the six months ended June 30, 2026
Numerator:
Net income attributable to Dream Finders Homes, Inc.	$202,381	$45,583
Less: Preference dividend, net (1)	81,000	40,500
Net income available to common shareholders - basic	121,381	5,083
Add: Preference dividend, net (2)	—	—
Net income available to common shareholders - diluted	$121,381	$5,083
Denominator:
Weighted-average number of common shares outstanding - basic	93,106,397	91,657,686
Add: Common stock equivalent shares ‘’	8,190,233	225,878
Add: Convertible shares of preferred equity (New preferred equity) (2)	—	—
Weighted-average number of shares outstanding - diluted	101,296,630	91,883,564
Earnings per share:
Basic	$1.30	$0.06
Diluted	$1.20	$0.06
(1) Preferred dividends associated with both the initial 225,000 shares and the additional 450,000 shares of Series B Convertible Preferred Stock assumed to be outstanding for the periods presented will accumulate at a rate per annum equal to 12.00%.
(2) The assumed conversion of the Series B Convertible Preferred Stock was excluded from diluted EPS because its inclusion would be anti-dilutive for each period presented. Under the if-converted method, preferred dividends would be added back to the numerator and approximately 37 million and 56 million incremental shares would be included in the denominator for the year ended December 31, 2025 and six months ended June 30, 2026, respectively. The resulting effect would increase earnings per share for each period.